English Translation of a Chinese document

Exhibit 10.34

Brand Usage Authorization Contract

[English translation for reference only]

Form prepared by the Trademark Bureau of the State Administration of Industry & Commerce (“SAIC”)

In accordance with the Trademark Law of the People’s Republic of China, TCL Business System Technology (Huizhou) Co Ltd (“Assignor”) and Guanke (Fujian) Electron Technological Industry Co Ltd (“Assignee”) have entered into the Brand Usage Authorization Contract for the usage of the TCL brand for manufacturing and distribution of the LCD displays during June 2010 and June 2013. The Assignor and the Assignee may renew the contract when it is expired.

1 Verified business scope of the Assignee
LCD Monitor

2 Quantity of manufacturing
Quantity of the manufacturing shall be based on the purchase orders placed by the Assignor

3 Trademark printing
The trademark shall be printed by the Assignee in compliance with the requirements by the Assignor

4 Name of the Assignee
Guanke (Fujian) Electron Technological Industry Co Ltd

5 Charges of the brand usage
There is no charge in connection with the usage of the brand because the Assignee is the OEM partner for the Assignor

6 Quality and standard
Products manufactured by the Assignee shall be up to the national standards

7 Quality assurance and liability
The Assignee shall take the liabilities in connection with the quality of the products

8 Default liability
Confrontations arising from the contract shall be resolved through friendly consultation between the Assignor and the Assignee

9 Others
The contract shall take effect from the date of signing by the two parties

English Translation of a Chinese document

Exhibit 10.34

Assignor (Chop): TCL Business System Technology (Huizhou) Co Ltd
Address: Zhongkai High-tech Zone, Huizhou city, Guangzhou Province

Assignee (Chop): Guanke (Fujian) Electron Technological Industry Co Ltd
Address: Houlin Community, Luoshan Street, Jinjiang City, Fujian Province.

Date: June 3, 2010